Exhibit 3.1


                                   Delaware      PAGE 1
                              -----------------
                               The First State


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "ML CHESAPEAKE FUTURESACCESS LLC", FILED IN THIS OFFICE ON THE EIGHTH DAY OF MARCH, A.D. 2007, AT 6:39 O'CLOCK P.M.











                                       /s/  Harriet Smith Windsor
                                     --------------------------------
                                 Harriet Smith Windsor, Secretary of State
4314013  8100    [SEAL]        AUTHENTICATION: 5493825


070298527                                DATE: 03-09-07

                                                      State of Delaware
                                                      Secretary of State
                                                   Division of Corporations
                                                 Delivered 07:27 PM 03/08/2007
                                                   FILED 06:39 PM 03/08/2007
                                                  SRV 070298527 - 4314013 FILE


                           CERTIFICATE OF FORMATION

                                      OF

                        ML CHESAPEAKE FUTURESACCESS LLC



This Certificate of Formation of ML Chesapeake FuturesAccess LLC (the "LLC"), dated as of March 7, 2007, is being duly executed and filed by Stephen M. M. Miller, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101, et seq.).

     FIRST. The name of the limited liability company formed hereby is ML Chesapeake FuturesAccess LLC.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.



                                    /s/  Stephen M. M. Miller
                                    -------------------------
                                    Stephen M. M. Miller
                                    Authorized Person